EXHIBIT 10.11

                        REVENUE PARTICIPATION AGREEMENT


            This Revenue Participation Agreement (this "Agreement"), dated as of August 19, 1997, by and between APIL PARTNERS PARTNERSHIP, an Illinois general partnership ("APIL Partners"), and THE REUBEN H. DONNELLEY CORPORATION, a Delaware corporation ("Donnelley"), (collectively, the "Parties"; individually, a "Party").


                                 RECITALS

            A. APIL Partners owns a forty-seven percent (47%) membership interest (the "APIL Partners Membership Interest") in DonTech I Publishing Company, LLC, a Delaware limited liability company (the "Company").

            B. Donnelley owns a fifty-three percent (53%) membership interest (the "Donnelley Membership Interest") in the Company which, together with the APIL Partners Membership Interest, represents one hundred percent (100%) of the membership interests of the Company.

            C. Donnelley desires to contribute to APIL Partners, and APIL Partners desires to accept from Donnelley, the Donnelley Membership Interest.

            D. In exchange for the contribution of the Donnelley Membership Interest, APIL Partners desires to grant to Donnelley, in perpetuity, the Revenue Participation Interests (as hereinafter defined) and Donnelley desires to accept and acquire the Revenue Participation Interests.

            Accordingly, the Parties hereto hereby agree as follows:


                                I.  DEFINITIONS

            1.1. "Advertiser Contract Amount" means the monthly dollar amount of advertising contracts sold by Agency for advertisements in the Directories multiplied by the number of months in each Directory's issue life.

            1.2. "Affiliate" of any Person means any other Person directly or indirectly Controlling, directly or indirectly Controlled by, or under common direct or indirect Control with such Person. "Control" in this definition has the same meaning as "control" in Rule 12b-2(f) promulgated under the Securities Exchange Act of 1934, as in effect on the effective date of this Agreement.

            1.3.  "Agency" means the DonTech II Partnership.

            1.4.  "Ameritech" means Ameritech Corporation, a Delaware
Corporation.

            1.5. "Directories" means the directories published on or after January 1, 1998 identified on the attached Schedules 1 and 2 and any other alphabetical or classified print directories published on or after January 1, 1998 by Publisher for primary distribution either (i) in whole or in part in Illinois or (ii) in the geographical area where the Northwest Indiana Directories are published for primary distribution on this Agreement's effective date; provided, however, that Directories shall not include Publisher's Illinois/Wisconsin or Indiana Industrial Purchasing Guide[Trademark] or any substantially similar successor publication.

            1.6. "1997 Directory Revenue Participation Interest" means the dollar amount equal to 43.7% of the Advertiser Contract Amount for advertiser contracts submitted to Publisher in 1997 less allowances for (i) claims, (ii) bad debt and disconnects, and (iii) commissions payable to Agency under the Exclusive Sales Agency Agreement for sale of advertising.

            1.7. "1998 Directory Revenue Participation Interest" means the dollar amount equal to 34.8% of the Advertiser Contract Amount for advertiser contracts submitted to Publisher in 1998 less allowances for (i) claims, (ii) bad debt and disconnects, and (iii) commissions payable to Agency under the Exclusive Sales Agency Agreement for sale of advertising.

            1.8. "1999 & Beyond Directory Revenue Participation Interest" means the dollar amount equal to 35.9% of the Advertiser Contract Amount for advertiser contracts submitted to Publisher in 1999 or beyond less allowances for (i) claims, (ii) bad debt and disconnects, and (iii) commissions payable to Agency under the Exclusive Sales Agency Agreement for sale of advertising.

            1.9. "Exclusive Sales Agency Agreement" means the Exclusive Sales Agency Agreement between APIL Partners Partnership and the DonTech II Partnership dated
August 19, 1997.

            1.10. "Monthly Advertiser Contract Amount" means the dollar amount payable in a given month by advertisers for advertising in all the Directories, without any adjustment for claims.

            1.11. "Monthly Street Address Directory Contract Amount" means the dollar amount payable in a given month by purchasers or lessees of Street Address Directories, net of actual claims and returns relating to purchases or leases.

            1.12. "Northwest Indiana Directories" means the directories listed on Schedule 2 attached to the Exclusive Sales Agency Agreement.

            1.13. "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any governmental agency or authority.

            1.14. "Publisher" means the APIL Partners Partnership.

            1.15. "Revenue Participation Interests" means collectively the 1997, 1998, and 1999 & Beyond Directory Revenue Participation Interests and the 1997, 1998, and 1999 & Beyond Street Address Directory Revenue Participation Interests.

            1.16. "Sales Cycle Year" is the period between the publication of the first Directory in a calendar year and the publication of the last-published Directory (i.e. each Directory scheduled to be published during such Sale Cycle Year having been published once).

            1.17. "Street Address Directories" means the (i) street address directories published on or after January 1, 1998 identified on Schedule 3 and
(ii) any other street address directories of Publisher published on or after January 1, 1998 covering in whole or in part the geographic area covered by the Street Address Directories on the attached Schedule 3 on this Agreement's effective date.

            1.18. "Street Address Directory Contract Amount" means the monthly dollar amount payable on Street Address Directory lease or purchase contracts sold by Agency, net of actual claims and returns relating to such contracts, multiplied by the number of months in each such contract's term.

            1.19. "1997 Street Address Directory Revenue Participation Interest" means the dollar amount equal to 43.7% of the Street Address Directory Contract Amount for sale or lease contracts submitted to Publisher in 1997 less the commission payable to Agency under the Exclusive Sales Agency Agreement for sale or lease of Street Address Directories.

            1.20. "1998 Street Address Directory Revenue Participation Interest" means the dollar amount equal to 34.8% of the Street Address Directory Contract Amount for sale or lease contracts submitted to Publisher in 1998 less the commission payable to Agency under the Exclusive Sales Agency Agreement for sale or lease of Street Address Directories.

            1.21. "1999 and Beyond Street Address Directory Revenue Participation Interest" means the dollar amount equal to 35.9% of the Street Address Directory Contract Amount for sale or lease contracts submitted to Publisher in 1999 or beyond less the commission payable to Agency under the Exclusive Sales Agency Agreement for sale or lease of Street Address Directories.


                         II.  CONTRIBUTION AND EXCHANGE

            2.1.  Contribution of Donnelley Membership Interest.   Donnelley
hereby contributes, assigns, transfers, conveys and delivers to APIL Partners all of Donnelley's right, title and interest in and to the Donnelley Membership Interest. Donnelley represents and warrants that it is the sole and unconditional owner of, and has good title to, the Donnelley Membership Interest, free and clear of all liabilities, obligations, pledges, security interests, liens, contractual commitments, claims, defenses, set offs, equities, encumbrances or charges (collectively "Liens").

            2.2. Grant of the Revenue Participation Interests. In exchange for the contribution of the Donnelley Membership Interest, APIL Partners hereby unconditionally and irrevocably grants to Donnelley the Revenue Participation Interests in perpetuity. Beginning on this Agreement's effective date, Donnelley has an unconditional and irrevocable right to:

            (a) the 1997, 1998, and 1999 & Beyond Directory Revenue Participation Interests upon submission by Agency (pursuant to the Exclusive Sales Agency Agreement) to Publisher, or its designee, of an advertising contract meeting Publisher's rates, terms, publishing, and credit standards for placement of an advertisement in the Directories; and

            (b) the 1997, 1998, and 1999 & Beyond Street Address Directory Revenue Participation Interests upon submission by Agency (pursuant to the Exclusive Sales Agency Agreement) to Publisher of a purchase or lease contract meeting Publisher's rates, terms, and credit policy for purchase or lease of Street Address Directories.

            2.3. Calculation and Payment of the Directory Revenue
Participation Interest. (a) Beginning in January 1998 and continuing each month thereafter, APIL Partners shall calculate the 1997, 1998, and 1999 & Beyond Directory Revenue Participation Interests payable to Donnelley based on the Monthly Advertiser Contract Amount as follows:

                  (i) On the last day of each month, APIL Partners or its designee shall determine the Monthly Advertiser Contract Amount;

                  (ii) On the last day of each month, APIL Partners shall also determine that portion of the Monthly Advertiser Contract Amount that is payable on advertiser contracts submitted to Publisher during 1997 (the "1997 Monthly Advertiser Contract Amount");

                  (iii) On the last day of each month, APIL Partners shall also determine that portion of the Monthly Advertiser Contract Amount that is payable on advertiser contracts submitted to Publisher during 1998 (the "1998 Monthly Advertiser Contract Amount");

                  (iv) On the last day of each month, APIL Partners shall also determine that portion of the Monthly Advertiser Contract Amount that is payable on advertiser contracts submitted to Publisher during 1999 and beyond (the "1999 & Beyond Monthly Advertiser Contract Amount");

                  (v) APIL Partners shall then multiply the 1997, 1998 and 1999 & Beyond Monthly Advertiser Contract Amounts by .024, representing the allowance for claims, and respectively subtract the amounts equal to the products of such multiplication from the 1997, 1998, and 1999 & Beyond Monthly Advertiser Contract Amounts;

                  (vi) APIL Partners shall also multiply the 1997, 1998, and 1999 & Beyond Monthly Advertiser Contract Amounts by .037, representing the allowance for bad debt and disconnects, and respectively subtract the amounts equal to the products of such multiplication from the 1997, 1998, and 1999 & Beyond Monthly Advertiser Contract Amounts;

                  (vii) APIL Partners shall then subtract from the 1997, 1998, 1999 & Beyond Monthly Advertiser Contract Amounts the commission payable to Agency under the Exclusive Sales Agency Agreement for sale of advertising in the Directories;

                  (viii) After determining the net 1997, 1998, and 1999 & Beyond Monthly Advertiser Contract Amounts derived from the calculations in
Section 2.3(a)(ii) - (vii) above, APIL Partners shall multiply the net 1997 Monthly Advertiser Contract Amount by 43.7%, the net 1998 Monthly Advertiser Contract Amount by 34.8%, and the net 1999 & Beyond Monthly Advertiser Contract Amount by 35.9%, and remit the sum of the amounts equal to the products of these calculations to Donnelley by wire transfer no later than the 20th day of the month following the determination of the Monthly Advertiser Contract Amount as set forth in Section 2.3(a)(i).

            (b) Schedule 4 attached hereto illustrates the calculations to be made pursuant to Section 2.3(a).

            (c) To the extent Agency sells advertising for a Directory or Directories that Publisher does not publish within six months of the publication date scheduled in the Annual Business Plan, as described in the Exclusive Sales Agency Agreement, and the advertisements are not published in other Directories within such six month period, APIL Partners shall pay Donnelley and Donnelley has an unconditional and irrevocable right to 1997, 1998, 1999 & Beyond Directory Revenue Participation Interests for each non-published advertisement. APIL Partners shall calculate the 1997, 1998, 1999 & Beyond Directory Revenue Participation Interests for each non-published advertisement in a manner analogous to that provided in Section 2.3(a), and as shown on Schedule 4 attached hereto, and shall pay Donnelley on the 10th day of the seventh month following the publication date for the Directory scheduled in the Annual Business Plan.

            (d) The Parties agree that a true-up of (i) claims and (ii) bad debt and disconnects will be made for the Directories on a Sales Cycle Year basis for claims and a calendar-year basis for bad debts and disconnects beginning with the Directories published in 1998 and for the Directories published in each succeeding year. At this true-up, the dollar amount of actual (i) claims and (ii) bad debt and disconnects will be compared to the allowances of 2.4% and 3.7% referred to in Section 2.3(a) above. If the respective actual dollar value of either actual (i) claims or (ii) bad debt and disconnects is less than the respective allowance, APIL Partners shall remit the amount equal to the difference multiplied by .359 to Donnelley within 30 days of such determination. If (i) actual claims or (ii) bad debt and disconnects exceed their respective 2.4% and 3.7% allowances, Donnelley does not owe any payment. This true-up calculation will be made within 30 days following the end of the Sales Cycle Year, in the case of claims, and the calendar year, in the case of bad debts and disconnects, during which the actual claims and bad debts and disconnects occur. This computation will be made by a method and with data analogous to the method and data reflected on the spreadsheets attached to the Exclusive Sales Agency Agreement as Schedule 4.

            (e) For purposes of calculating the amount to be remitted to Donnelley pursuant to Section 2.3(a) by February 20, 1999, and by February 20 each year thereafter, APIL Partners shall determine the dollar amount, if any, that Agency has paid to Publisher pursuant to Section 13(b) of the Exclusive Sales Agency Agreement during the preceding calendar year and shall then determine the respective amounts Agency has paid to Publisher in connection with advertiser contracts submitted in 1997, 1998 and 1999. APIL Partners shall: (i) multiply the amount paid in connection with contracts submitted in 1997 by 43.7%; (ii) multiply the amount paid in connection with contracts submitted in 1998 by 34.8%; (iii) multiply the amount paid in connection with advertiser contracts submitted in 1999 and beyond by 35.9%; and (iv) then subtract the amounts equal to the products of these calculations from the January 1999 Monthly Advertiser Contract Amount and from the January Monthly Advertiser Contract Amount for each year thereafter.

            2.4. Calculation and Payment of the Street Address Directory Revenue Participation Interest. (a) Beginning in January 1998 and continuing each month thereafter, APIL Partners shall calculate the 1997, 1998, and 1999 & Beyond Street Address Directory Revenue Participation Interests payable to Donnelley based on the Monthly Street Address Directory Contract Amount as follows:

                  (i) On the last day of each month, APIL Partners or its designee shall determine the Monthly Street Address Directory Contract Amount;

                  (ii) On the last day of each month, APIL Partners shall also determine that portion of the Monthly Street Address Directory Contract Amount that is payable on lease or purchase contracts submitted to Publisher during 1997 (the "1997 Monthly Street Address Directory Contract Amount");

                  (iii) On the last day of each month, APIL Partners shall also determine that portion of the Monthly Street Address Directory Contract Amount that is payable on lease or purchase contracts submitted to Publisher during 1998 (the "1998 Monthly Street Address Directory Contract Amount");

                  (iv) On the last day of each month, APIL Partners shall also determine that portion of the Monthly Street Address Directory Contract Amount that is payable on lease or purchase contracts submitted to Publisher during 1999 (the "1999 & Beyond Monthly Street Address Directory Contract Amount");

                  (v) APIL Partners shall then subtract from the 1997, 1998, 1999 & Beyond Monthly Street Address Directory Contract Amounts the commission payable to Agency under the Exclusive Sales Agency Agreement for sale or lease of Street Address Directories; and

                  (vi) After determining the net 1997, 1998, and 1999 & Beyond Monthly Street Address Directory Contract Amounts derived from the calculation in Section 2.4(a)(i) - (v), APIL Partners shall then multiply the net 1997 Monthly Street Address Directory Contract Amount by 43.7%, the net 1998 Monthly Street Address Directory Contract Amount by 34.8%, and the net 1999 & Beyond Monthly Street Address Directory Contract Amount by 35.9%. APIL Partners shall remit the sum of the amounts equal to the products of the multiplications described in this Section 2.4(a)(vi) to Donnelley by wire transfer no later than the 20th day of the month following determination of the Monthly Street Address Directory Contract Amount.

            (b) Schedule 5 attached hereto illustrates the calculations made pursuant to Section 2.4(a).

            (c) To the extent Agency procures a purchase or lease of a Street Address Directory that Publisher does not publish or update within six months of the publication date scheduled in the Annual Business Plan, as described in the Exclusive Sales Agency Agreement, APIL Publishers shall pay Donnelley and Donnelley has an unconditional and irrevocable right to, the 1997, 1998, 1999
& Beyond Street Address Directory Revenue Participation Interests for each non-published or -updated Street Address Directory. APIL Partners shall calculate the 1997, 1998, 1999 & Beyond Street Address Directory Revenue Participation Interests based on the Street Address Directory Contract Amount for each non-published or -updated Street Address Directory in manner analogous to that provided in Section 2.4(a), and as shown in Schedule 5 attached hereto, and shall pay Donnelley on the 10th day of the seventh month following the publication or update date scheduled in the Annual Business Plan.

            2.5. Exclusion of New Directories and Street Address Directories. Notwithstanding anything contained herein to the contrary, it is expressly agreed that in determining the Revenue Participation Interests and the payments thereof pursuant to Sections 2.2, 2.3, and 2.4 hereof, the Advertiser Contract Amount, the Monthly Advertiser Contract Amount, the Street Address Directory Contract Amount, and the Monthly Street Address Directory Contract Amount shall not apply to Directories published on or after January 1, 1998 by APIL Partners, Ameritech or any of their respective Affiliates for primary distribution in areas where Directories are not published for primary distribution on this Agreement's effective date or Street Address Directories published on or after January 1, 1998 by APIL Partners, Ameritech or any of their respective Affiliates in geographic areas not covered by the Street Address Directories on this Agreement's effective date.

            2.6. Interest for Non-Payment. In the event that any Revenue Participation Interests payment is not paid within five (5) business days when due the overdue amount shall bear interest from the original due date to the payment date at the prime rate of interest as reported by Citibank, N.A. (the "Rate") plus two (2%) percent until paid.


                 III.  MAINTENANCE OF BOOKS AND RECORDS; AUDITS

            3.1. Maintenance of Books and Records; Audits. (a) APIL Partners shall prepare and shall cause the Company to maintain complete and accurate books of account and records (specifically including, without limitation, the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this Agreement, except such books and records as may be maintained by Donnelley and DonTech II, in such manner as will allow Donnelley's accountants to audit such books of account and records at Donnelley's expense in accordance with generally accepted auditing standards. Upon written request to APIL Partners, Donnelley and its duly authorized representatives shall have the right, during mutually agreeable regular business hours, for the duration of this Agreement, to audit APIL Partners' and the Company's books of account and records and examine all other documents and material in the possession or under the control of APIL Partners or the Company with respect to the subject matter and the terms of this Agreement, including, without limitation, invoices, credits and collections documents. All such books of account, records and documents shall be kept available by APIL Partners for inspection for a period of not less than six (6) years after the end of the each applicable year to which such records relate. Donnelley's right to inspect and audit shall lapse and Donnelley shall be deemed to have waived the same and acknowledged the accuracy of payments made with respect to any year of this Agreement, unless such inspection and audit is commenced within two (2) years following the expiration of such year.

            (b) If any audit of the Company's or APIL Partners' books and records discloses that the Company's and APIL Partners' payments were less than the amount which should have been paid by an amount equal to five (5%) percent or more of the payments actually made with respect to the Revenue Participation Interests occurring during the period in question, APIL Partners shall reimburse Donnelley for the cost of such audit and shall make all payments required to be made to eliminate any discrepancy revealed by such audit within fifteen (15) days after Donnelley's demand therefor, together with interest from the original due date to the payment date at the Rate plus two (2%) percent.

            (c) If any such audit discloses that APIL Partners' payments were less than the amount which should have been paid by an amount equal to less than five (5%) percent or less of the payments actually made during the period in question, APIL Partners shall make all payments required to be made to eliminate any discrepancy revealed by such audit within fifteen (15) days after Donnelley's demand therefor together with interest from the original due date to the payment date at the Rate.

            (d) If any such audit discloses that APIL Partners' payments were more than the amount which should have been paid during the period in question, APIL Partners shall be entitled to offset such amount, together with interest at the Rate from the date such audit discloses such overpayment, against the next month's payment of the Revenue Participation Interests.


                IV.  COVENANTS OF APIL PARTNERS AND THE COMPANY

            4.1. Notice of Event of Default. For as long as this Agreement remains in effect, APIL Partners shall give prompt written notice to Donnelley of the occurrence of any Event of Default hereunder; provided, however, that if any such Event of Default has been promptly remedied or APIL Partners is diligently attempting to remedy such Event of Default (including the securing of waivers thereof), then the failure to give notice hereunder shall not in and of itself constitute an Event of Default hereunder.

            4.2. Mergers, Consolidations, Liquidation. For as long as this Agreement remains in effect, neither APIL Partners nor the Company shall, without the prior written consent of Donnelley, permit the Company to (a) be merged or consolidated with or into any other entity, except any merger or consolidation where the Company is the surviving entity of such merger or consolidation or (b) be liquidated, wound up or dissolved, unless immediately thereafter APIL Partners establishes or employs another entity as a successor publisher to the Company and provides Donnelley with evidence, satisfactory to Donnelley, that such other entity will be bound by all of the terms and provisions of this Agreement.


                             V.  EVENTS OF DEFAULT

            5.1.  Events of Default.

            (a) Each of the following shall constitute a "Default" hereunder and the occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (i) failure by APIL Partners to pay any Revenue Participation Interests payment after the same shall be due and payable under the terms of this Agreement and which continues unpaid for a period of thirty
(30) days after notice of such default is given by Donnelley to APIL Partners and the Company;

                  (ii) any material default by APIL Partners in the due and punctual performance or observance of any of the covenants and agreements of APIL Partners contained in this Agreement which continues unremedied for a period of thirty (30) days after notice of such default is given by Donnelley to APIL Partners; or

                  (iii) if (A) APIL Partners shall (1) apply for or consent to the appointment of a receiver, trustee, or liquidator, of all or a substantial part of APIL Partners' assets, (2) have been adjudicated a bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit its inability to pay its debts as they come due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or arrangement with creditors or otherwise take advantage of any insolvency law, or (5) file an answer admitting the material allegations, or consent to, or default in answering the petition filed against APIL Partners in any bankruptcy, reorganization, or insolvency proceedings; or (B) an order, judgment, or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of APIL Partners or an arrangement with creditors (or any call of creditors) of APIL Partners or appointing a receiver, trustee, or liquidator of APIL Partners or of all or a substantial part of the assets of APIL Partners, and such order, judgment, or decree shall continue unstayed and in effect for any period of 60 consecutive days.

            (b) Upon the occurrence of any such Event of Default, Donnelley may, at any time after the expiration of any cure periods applicable thereto, terminate this Agreement by written notice to APIL Partners, and upon payment of the sum of $100, reacquire all of its right, title and interest in and to the Donnelley Membership Interest.


                               VI.  MISCELLANEOUS

            6.1. Assignment. This Agreement is binding upon and will inure to the benefit of the successors and assigns of the Parties. Neither Party may assign its rights and obligations under this Agreement without the other Party's consent, which may be granted in the sole discretion of such other Party; provided, however, that Donnelley, in its sole discretion, may assign its rights under this Agreement to a third party and that such assignee will have all of the rights of Donnelley under this Agreement and that certain Master Agreement, dated August 19, 1997, by and among Donnelley, The Dun & Bradstreet Corporation, the AM-DON Partnership, a/k/a DonTech, DonTech II, Ameritech Publishing, Inc., Ameritech Publishing of Illinois, Inc., Ameritech, the Company and APIL Partners (the "Master Agreement"), including the right to bring an action directly against the other Parties and their respective Affiliates for breach of their obligations under this Agreement and the Master Agreement.

            6.2. Amendments. No amendment to this Agreement shall be effective unless it is in writing and signed by each of the Parties hereto. No waiver of any term or condition hereunder shall be effective unless it is in writing and signed by the Party against whom such waiver is to be enforced.

            6.3. Notices. The Parties shall send all notices or consents that are required or permitted under this Agreement as follows (unless such addresses are modified by any of the Parties). Notices, consents, or communications shall have been deemed duly given if delivered in person, by facsimile or mailed by certified or registered mail, return receipt requested and postage prepaid, as follows:


            (a)   if to APIL Partners, to

                  President
                  Ameritech Publishing, Inc.
                  100 E. Big Beaver
                  Troy, Michigan  48083
                  FAX  (248) 534-7227

                  with a copy to:

                  General Counsel
                  Ameritech Publishing, Inc.
                  100 E. Big Beaver
                  Troy, Michigan  48083
                  FAX  (248) 534-7227


            (b)   If to Donnelley, to:

                  Chief Executive Officer
                  The Reuben H. Donnelley Corporation
                  One Manhattanville Road
                  Purchase, New York  10577
                  FAX  (914) 933-6899

                  General Counsel
                  The Reuben H. Donnelley Corporation
                  One Manhattanville Road
                  Purchase, New York  10577
                  FAX  (914) 933-6844

            6.4. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one agreement.

            6.5. Entire Agreement. This Agreement, including the attached Schedules 1 through 5, and the Master Agreement constitute the entire agreement and understanding among the Parties concerning the subject matter of this Agreement and supersede all prior negotiations and proposed agreements or understandings.

            6.6. Validity. The invalidity or unenforceability of any term or provision of this Agreement does not affect the validity or enforceability of any of the remaining terms or provisions of this Agreement unless the provision found to be invalid is essential to the primary purposes of this Agreement.

            6.7. Specific Performance. APIL Partners and the Company acknowledge and agree that Donnelley could be irreparably harmed in the event that the provisions of Section 5.1 hereof are not performed in accordance with their specific terms. Accordingly, APIL Partners and the Company agree that Donnelley is entitled to an injunction or injunctions to enforce specifically the provisions of Section 5.1 hereof in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which Donnelley may be entitled at law or in equity.

            6.8. No Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the Party entitled to the benefit thereof without affecting any other terms and conditions of this Agreement. The waiver by either Party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. Any waiver must be made in writing and may not be inferred from a failure to assert any right that could have been asserted.

            6.9. Costs of Collection. If Donnelley is required to commence suit under this Agreement following an Event of Default, Donnelley shall be entitled to collect from APIL Partners and the Company reimbursement of its reasonable attorneys' fees and expenses including, without limitation, expenses as may be incurred by Donnelley in collecting or attempting to collect any amount due hereunder.

            6.10. No Set-Off. The obligations of APIL Partners and the Company under this Agreement are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against Donnelley of any kind whatsoever.

            6.11. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of Illinois, and shall in all respects be interpreted, enforced and governed by the laws of the State of Illinois, irrespective of choice of law principles to the contrary.

            6.12.  Interpretation.

                  (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (b) No provision of this Agreement shall be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  (c) All references to "$" or dollar amounts shall be to lawful currency of the United States of America.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.


                              APIL PARTNERS PARTNERSHIP


                              By:   _______________________________________
                                          Peter J. McDonald

                              Title: President, Ameritech Publishing of
                                     Illinois, Inc.


                              By:  _________________________________________
                                          Peter J. McDonald

                              Title: President, Ameritech Publishing, Inc.



                              THE REUBEN H. DONNELLEY CORPORATION


                              By:  _________________________________________
                              Name:             Frank R. Noonan
                              Title: President and Chief Executive Officer


EXECUTED AND DELIVERED IN RESPECT OF
THOSE OBLIGATIONS SET FORTH IN SECTION 4.2

DONTECH I PUBLISHING COMPANY, LLC

By:  _______________________________
Name:  Bruce Disbrow
Title: President